                         As filed with the Securities and Exchange Commission on
                                                              October 13, 1999
                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ----------------------

                           EFFICIENT NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)
                            ----------------------

Delaware                                                                                   72-2486845
(State or other jurisdiction of               Efficient Networks, Inc.                   (I.R.S. Employer
incorporation or organization)                                                        Identification Number)
                                          4201 Spring Valley Road, Suite 1200
                                                 Dallas, TX 75244-3666
                                                     (972) 991-3884

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ----------------------

                                1999 STOCK PLAN

                            ----------------------

                                Jill S. Manning
                            Chief Financial Officer
                           Efficient Networks, Inc.
                      4201 Spring Valley Road, Suite 1200
                             Dallas, TX 75244-3666
                                (972) 991-3884
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ----------------------
                                   Copy to:
                           Kenneth M. Siegel, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                             Palo Alto, CA 94304
                                (650) 493-9300
                            ----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following line: ______
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend
or interest reinvestment plans, check the following line:    X
                                                          --------

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum         Proposed Maximum              Amount of
    Title of Securities to           Amount to be            Offering Price             Aggregate                Registration
        be Registered                 Registered              Per Share (1)           Offering Price (1)            Fee (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value         3,500,000                 $35.12                 $122,920,000                $34,172
Issuable under:
1999 Stock Plan
====================================================================================================================================

(1) Estimated in part pursuant to Rule 457(h) and in part pursuant to Rule 457(c) under the Securities Act of 1933, as amended. With respect to 178,500 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $40.38 per share pursuant to Rule 457(h) under the Securities Act. With respect to 3,321,500 shares of Common Stock available for future grant under the Plan, the estimated proposed maximum offering price per share is $34.84, which was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the ask and bid price reported in the Nasdaq National Market on October 8, 1999. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.
================================================================================

                           EFFICIENT NETWORKS, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note
----------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering 3,500,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1999 Stock Plan (the "1999 Plan").

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated herein by reference:

          (a) The Registrant's Registration Statement on Form S-1 (Registration No. 333-77795) as declared effective by the Commission on July 14, 1999.

          (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 as filed with the Commission on September 13, 1999.

          (c) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 22, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following: (i) any breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's certificate of incorporation and bylaws provide that it will indemnify its directors and executive officers, and that it may indemnify its other officers and employees and other agents, to the fullest extent permitted by law. It believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its bylaws. These agreements, among other things, provide for indemnification of the Registrant's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or executive officer of the Registrant or at its request. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. The Registrant also maintains directors and officers liability insurance. At present, the Registrant is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of its where indemnification will be required or permitted. Furthermore, the Registrant is not aware of any threatened litigation or proceeding that might result in a claim for indemnity by these individuals.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.


   Exhibit
   Number                                Description of Document
-------------  -----------------------------------------------------------------
     4.1(1)    1999 Stock Plan

     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.

     23.1      Consent of Independent Accountants.

     23.2      Consent of Counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (see page II-4).
--------------------------------------------------------------------------------

(1) Incorporated by Reference to Exhibit 10.2 of Efficient Networks, Inc.'s Registration Statement of Form S-1 (Registration No. 333-77795) filed on July 14, 1999, as amended.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 11, 1999.


                                      By: /s/ Mark A. Floyd
                                          -----------------
                                          Mark A. Floyd
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Mark A. Floyd and Jill S. Manning jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement of Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                            Title                             Date
---------------------------------------           --------------------------------------     ----------------
 /s/ Mark A. Floyd                                President, Chief Executive Officer and     October 11, 1999
---------------------------------------           Director (Principal Executive Officer)
           Mark A. Floyd

 /s/ Jill S. Manning                              Vice President and Chief  Financial        October 11, 1999
---------------------------------------           Officer (Principal Financial Officer)
            Jill S. Manning
                                                  Director
_______________________________________
            Bruce W. Brown

/s/ James P. Gauer                                Director                                   October 11, 1999
---------------------------------------
             James P. Gauer

_______________________________________           Director
            Robert A. Hoff

 /s/ William L. Martin III                        Director                                   October 11, 1999
---------------------------------------
          William L. Martin III

 /s/ Thomas H. Peterson                           Director                                   October 11, 1999
---------------------------------------
           Thomas H. Peterson

 /s/ Anthony T. Maher                             Director                                   October 11, 1999
---------------------------------------
            Anthony T. Maher

 /s/ Robert Hawk                                  Director                                   October 11, 1999
---------------------------------------
             Robert Hawk

                               INDEX TO EXHIBITS


   Exhibit
   Number                       Description of Document
-------------  --------------------------------------------------------------

     4.1(1)    1999 Stock Plan
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation
    23.1       Consent of Independent Accountants.
    23.2       Consent of Counsel (contained in Exhibit 5.1).
    24.1       Power of Attorney (see page II-4).
-------------------------------------------------------------------------------

(1) Incorporated by Reference to Exhibit 10.2 of Efficient Networks, Inc.'s Registration Statement of Form S-1 (Registration No. 333-77795) filed on July 14, 1999, as amended.